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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: February 26, 2001
                       (Date of earliest event reported)


                                 GAINSCO, INC.
            (Exact name of registrant as specified in its charter)




          TEXAS                        001-09828         75-1617013
  (State or other jurisdiction       (Commission        (IRS Employer
    of incorporation)                 File Number)       Identification No.)



                 500 COMMERCE STREET, FORT WORTH, TEXAS 76102
              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:   (817) 336-2500

ITEM 5.  OTHER EVENTS.

     On February 26, 2001, GAINSCO, INC., a Texas corporation ("GNA" or the "Company"), entered into separate Securities Purchase Agreements with Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP") (the "GMSP Purchase Agreement"), and Robert W. Stallings ("Stallings") (the "Stallings Purchase Agreement," and together with the GMSP Purchase Agreement, the "Purchase Agreements"). GMSP and Stallings have agreed to invest an aggregate of $6,000,000 in equity securities of the Company upon the terms and conditions set forth in the Purchase Agreements which are filed as exhibits to this Form 8-K Report. There can be no assurance that the conditions to closing of the transactions will be satisfied or that the transactions will be consummated.

        GMSP is the Beneficial Owner of approximately 34% of the GNA Common Stock. Information regarding GMSP and its relationships with GNA appears in GNA's prior filings with the Securities and Exchange Commission, including GNA's proxy statements dated August 16, 1999 and July 27, 2000.

        Mr. Stallings is the recently retired Chairman and founder of ING Pilgram Capital Corporation, a $20 billion asset management firm which was acquired by ING Group in September 2000 and with which he had been associated since 1991. Mr. Stallings is to become a director and non-executive Vice Chairman of the Board of Directors (the "Board") of GNA upon closing of the proposed transactions.

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     Background

     The transactions contemplated by the Purchase Agreements were approved by a special committee (the "Special Committee") of the Board on February 26, 2001. The Special Committee consisted of Joel C. Puckett (Chairman), Harden H. Wiedemann and John H. Williams, who also comprise the Audit Committee of the Board.

     The Special Committee was appointed by the Board to consider proposals made on February 7, 2001 by GMSP and Stallings to make investments in GNA. These proposals followed an approach made by Glenn W. Anderson, President, Chief Executive Officer and a director of GNA, to John C. Goff, a director of GNA and Managing Principal of GMSP, seeking an additional capital investment by GMSP in GNA.

     On January 24 and January 25, 2001 several members of the Board met with management for a comprehensive review of operations for 2000 and 2001, including initial indications regarding claims development during the quarter ended December 31, 2000 (the "Fourth Quarter"). At that time it appeared that reinsurance arrangements, which evolved into those described in the press release filed as an exhibit to this Form 8-K Report, would be appropriate and sufficient to maintain the A- rating by AM Best Company (the "Best Rating") currently held by the Company. Subsequent to those meetings, it began to appear that GNA's insurance company subsidiaries had suffered more unexpected severe adverse claims development during the Fourth Quarter than originally thought, largely due to runoff from the commercial trucking lines which GNA announced on November 9, 2000 that it had determined to cease writing. As a result, management concluded that, in addition to the reinsurance arrangements, it would be necessary to contribute additional capital to one of its subsidiaries in order to maintain its Best Rating, which management deemed critical to the successful continuance of GNA's insurance business, and keep its statutory surplus above levels that would lead to enhanced regulatory scrutiny. This contribution left GNA in need of arranging additional capital at the holding company level to maintain the Best Rating and obtain forbearance of GNA's obligations under its credit agreement with Bank One, N.A. ("Bank One"), as well as to support GNA's long-term growth objectives and its competitive position. All of these steps needed to be taken before GNA was scheduled to announce Fourth Quarter results of operations on February 26, 2001. There can be no assurance that these steps will prove sufficient to maintain the Best Rating.

     Due to the losses in the year ended December 31, 2000, GNA is not in compliance with two covenants in its Bank One credit agreement, under which $15.5 million principal amount is outstanding. If Bank One does not agree to satisfactory credit agreement changes to cure these covenant defaults before the filing of GNA's Form 10-K Report on March 31, 2001, GNA believes that its independent auditors (KPMG LLP) would issue a qualified opinion in their audit report on GNA's financial statements for December 31, 2000 and that the Best Rating likely would be downgraded.

     Under these circumstances, GMSP and Stallings made proposals to purchase GNA equity securities. On February 10, 2001 the Board appointed the Special Committee and delegated to the Special Committee the authority to review these proposals, with the assistance of such investment

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bankers and other advisers as the Special Committee deemed appropriate, and take all action that in the Special Committee's judgment may be necessary or appropriate to fully evaluate the proposals. The Special Committee chose Joel C. Puckett as its Chairman and selected Jackson Walker L.L.P., which represents GNA generally, as its counsel.

     On February 16, 2001 the Special Committee retained Keefe, Bruyette & Woods, Inc. ("KBW"), which has not previously provided services to GNA, GMSP or Stallings, to act as its financial adviser in respect of the proposed transactions. KBW assisted the Special Committee in negotiating the terms of the transactions with GMSP and Stallings. The Special Committee met numerous times and consulted regularly with its advisers and GNA's management. The Special Committee considered with KBW the alternatives that might be available to GNA, including a sale of the Company or a rights offering to existing shareholders, and their likelihood of success under the circumstances. Ultimately the Special Committee concluded that the alternative that was most likely to succeed within the available time would be transactions with GMSP and Stallings. Due to the short time available to arrange the needed transactions and GNA's circumstances, the Special Committee did not authorize KBW to solicit alternative transactions with third parties. KBW was authorized to and did negotiate with GMSP and Stallings regarding the terms of their respective transactions.

     On February 26, 2001 KBW rendered an opinion to the Special Committee to the effect that the consideration to be received by GNA in connection with the issuance and sale of the Series B Preferred Stock to Stallings, the issuance of a warrant to Stallings and the issuance and sale of the Series C Preferred Stock to GMSP is fair to GNA from a financial point of view. KBW's opinion was delivered solely for the benefit and use of the Special Committee and the Board (other than those directors affiliated with GMSP) and is not to be relied on by any other person or used, quoted or referred to for any purpose without KBW's prior consent. For its services KBW will receive fees of $250,000 plus reimbursement of expenses and customary indemnification. A copy of KBW's opinion has been filed as an exhibit to this Form 8-K Report and the foregoing description is qualified in its entirety by reference thereto.

     Set forth below is a summary of the Purchase Agreements and certain related documents. The description below is general in nature and qualified in its entirety by reference to the Purchase Agreements (and the exhibits thereto), which have been filed as exhibits to this Form 8-K Report and incorporated herein by reference. Capitalized terms defined in the respective Purchase Agreements are used herein with the same meaning unless otherwise defined herein. References to Sections in brackets "[(S)____]" are references to Sections in the respective Purchase Agreements.

     GMSP Purchase Agreement

     The GMSP Purchase Agreement provides that, for an aggregate cash purchase price of $3,000,000 paid to GNA, GMSP will receive:

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     .    3,000 shares of a new Series C Redeemable Preferred Stock (the "Series
          C Shares") (the Series C Shares are not convertible into Common Stock) [GMSP Purchase Agreement (S)2.1];

     . an amendment changing the Exercise Price (as defined therein) of the Series A Common Stock Purchase Warrant (issued to GMSP in October
          1999) for the purchase of 1,550,000 shares of Common Stock from $6.375 to the Series B Conversion Price (defined below) [GMSP Purchase Agreement (S)8.10];

     . an amendment changing the Exercise Price (as defined therein) of the Series B Common Stock Purchase Warrant (issued to GMSP in October
          1999) for the purchase of 1,550,000 shares of Common Stock from $8.50 to an amount equal to 115% of the Series B Conversion Price [GMSP Purchase Agreement (S)8.10]; and

     . the issuance by GNA of a notice to GMSP (as the holder of GNA's outstanding shares of its Series A Convertible Preferred Stock (the "Series A Shares")) providing that (i) GNA will redeem the Series A Shares on January 1, 2006, provided that the redemption does not violate applicable law or credit agreements, and (ii) any Series A Shares unredeemed for any reason after that date would accrue interest, payable quarterly at a rate equal to eight percent per year with any unpaid interest compounded annually. [GMSP Purchase Agreement
          (S)8.9]

The "Series B Conversion Price" is an amount equal to the lesser of (i) tangible book value per share of the Common Stock as of June 30, 2001, or (ii) 110% of the average closing price per share of the Common Stock for the 30 trading days immediately prior to April 30, 2001, provided that under no circumstances shall
                                     --------
the Series B Conversion Price be less than $2.25. The Series B Conversion Price represents the price at which shares of the Company's Series B Convertible Redeemable Preferred Stock (the "Series B Shares" and issued to Stallings as discussed below) are convertible into shares of Common Stock.

     At Closing, GNA will pay to GMSP a financing fee of 2% of the purchase price ($60,000) and reimburse it for all reasonably-incurred out-of-pocket expenses (not to exceed $40,000) incurred in connection with the transaction. [GMSP Purchase Agreement (S)6.2]

     In addition to typical representations, warranties and covenants, the GMSP Purchase Agreement includes the following:

     . Standstill. GMSP and its Affiliates, Associates and employees may not Beneficially Own more than 35% of the Fully-Diluted Common Stock (provided that there will be no violation of the prohibition if they
           --------
          own more than 35% as a result of repurchases of stock by GNA or pursuant to the acquisition of additional shares of Common Stock pursuant to GNA Stock Plans). [GMSP Purchase Agreement (S)6.10]

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     .    Transfer Restrictions. GMSP generally is prohibited from selling or otherwise disposing of any of the Series C Shares prior to October 4, 2002. [GMSP Purchase Agreement (S)6.3]

     . Illiquid Investments Put/Call. GNA may at its option require GMSP to purchase from GNA as of November 30, 2002 GNA's holding company illiquid investments for approximately $2.1 million (50% of cost), less any future cash received by GNA from the investments prior to the closing of the purchase; and GMSP may at its option require GNA to sell to GMSP at any time prior to November 30, 2002 the illiquid investments to GMSP for approximately $4.2 million (100% of cost), less any future cash received from the investments prior to the closing of the purchase. [GMSP Purchase Agreement (S)6.9] The illiquid investments are speculative and consist of (i) a 99% limited partner interest in GNA Investments I, L.L.P., a Texas limited partnership in which GMSP is the 1% general partner and which was formed to serve as a conduit for co-investing with GMSP in private transactions with early stage technology companies, and (ii) approximately $2.1 million principal amount of 12% secured notes of Hispanic Television Network, Inc. (NASDAQ N: HTVN) and warrants to purchase HTVN common stock.

     In addition to customary conditions to Closing, neither GNA nor GMSP is obligated to consummate the transactions if Bank One, N.A. has not consented to the transactions and waived certain credit agreement covenants (the "Bank One Consent"). [GMSP Purchase Agreement (S)8.11] In addition, GMSP is not obligated to consummate the transactions if it is not satisfied in its sole discretion with the results of its legal, financial and accounting due diligence investigation of GNA [GMSP Purchase Agreement (S)8.13] or if the transactions contemplated by the Stallings Agreement are not consummated contemporaneously. [GMSP Purchase Agreement (S)8.3] The parties are obligated to use their reasonable best efforts to consummate the transactions. [GMSP Purchase Agreement
(S)6.7]

     The GMSP Purchase Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Closing [GMSP Purchase Agreement (S)9.1]:

     .    By GNA or GMSP if the Closing does not occur prior to March 15, 2001.

     . By GNA if there has been a material Breach of GMSP's representations, warranties or covenants.

     . By GMSP, if there has been a material Breach of GNA's representations or warranties or covenants or the Board withdraws or modifies in a manner adverse to GMSP its approval of the transactions or the GMSP Purchase Agreement, or has adopted any resolution to effect any of the foregoing.

     Series C Shares have the following features [Exhibit A to GMSP Purchase Agreement]:

     .    Liquidation value of $1,000 per share, plus any unpaid dividends.

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     .    Dividends accrue at a compounded rate of 10% per annum for the first three years and 20% per annum thereafter, with a requirement that, after the first three years, GNA pay at least half of the dividend accruing each quarter as it accrues.

     . GNA may redeem after five years, and GMSP may require redemption after six years or in the event an unaffiliated person acquires beneficial ownership of more than 50% of the Common Stock, for liquidation value of $1,000 per share, plus unpaid dividends.

     . Not entitled to vote with the Common Stock on matters submitted to the holders of the Common Stock.

     . Entitled to vote as a separate class with respect to (and thereby to prohibit GNA from effecting) an amendment to the articles of incorporation affecting the Series C Shares or a Fundamental Change Transaction but not otherwise except where a separate class vote is required by law. "Fundamental Change Transaction" generally is defined to include (i) business combination and recapitalization transactions and (ii) distributions on junior securities other than Common Stock.

     Stallings Purchase Agreement

     The Stallings Purchase Agreement provides that, for an aggregate cash purchase price of $3,000,000 paid to GNA, Stallings will receive:

     . 3,000 Series B Shares convertible at the Series B Conversion Price into a maximum of 1,333,334 shares of Common Stock, subject to adjustment, and

     . a warrant with a five year term to purchase 1,050,000 shares of Common Stock for an Exercise Price equal to the Series B Conversion Price. [Stallings Purchase Agreement (S)2.1]

     At Closing, GNA will pay to Stallings a financing fee of 2% of the purchase price ($60,000) and reimburse him for all reasonably-incurred out-of-pocket expenses (not to exceed $40,000) incurred in connection with the transaction. [Stallings Purchase Agreement (S)6.5]

     The Stallings Purchase Agreement contains typical representations, warranties and covenants, including the following covenants:

     . Standstill. Stallings and his Affiliates, Associates and employees, if any, may not Beneficially Own more than 8% of the Fully-Diluted Common

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          Stock (provided that there will be no violation of the prohibition if
                 --------
          they own more than 8% as a result of repurchases of stock by GNA or pursuant to the acquisition of additional shares of Common Stock pursuant to GNA Stock Plans). [Stallings Purchase Agreement (S)6.9]

     . Transfer Restrictions. Stallings generally is prohibited from selling or otherwise disposing of any of the Series B Shares or the Warrant at any time. Stallings generally is prohibited from selling or otherwise disposing of any of the shares of Common Stock issuable upon conversion or exercise of the Series B Shares or the Warrants for one year after the Closing and thereafter generally may not sell (i) blocks of Common Stock representing more than 3.5% of the Fully-Diluted Common Stock to any Person or (ii) Common Stock to any Person already Beneficially Owning 5% or more of the Common Stock. [Stallings Purchase Agreement (S)6.6]

     . Board Representation. Upon the Closing, Stallings will be elected to the Board and will remain entitled to designate himself for election to the Board so long as he continues to Beneficially Own more than 50% of the Securities or Underlying Shares purchased pursuant to the Stallings Purchase Agreement. [Stallings Purchase Agreement (S)6.4]

     . Preemptive Rights. Until such time as Stallings and his Affiliates no longer Beneficially Own more than 50% of the Securities or Underlying Shares purchased pursuant to the Stallings Purchase Agreement, in the event that GNA issues additional equity securities for cash in a private placement, Stallings shall have a right of first refusal to participate pro rata in such offering in order to maintain his percentage ownership in GNA at pre-offering levels, excluding shares issued for employee and director options, third-party business combinations and certain other transactions. [Stallings Purchase Agreement (S)6.10]

     In addition to customary conditions to Closing, neither GNA nor Stallings is obligated to consummate the transactions if the Bank One Consent is not obtained. [Stallings Purchase Agreement (S)(S)7.6 and 8.11] In addition, Stallings is not obligated to consummate the transactions if he is not satisfied in his sole discretion with the results of his legal, financial and accounting due diligence investigation of GNA [Stallings Purchase Agreement (S)8.13] or if the transactions contemplated by the GMSP Agreement are not consummated contemporaneously. [Stallings Purchase Agreement (S)8.8] The parties are obligated to use their reasonable best efforts to consummate the transaction. [Stallings Purchase Agreement (S)6.16]

     The Stallings Purchase Agreement may be terminated and the transactions contemplated therein may be abandoned at any time prior to the Closing [Stallings Purchase Agreement (S)9.1]:

     . By GNA or Stallings if the Closing does not occur prior to March 15, 2001.

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     .    By GNA if there has been a material Breach of Stallings's
          representations, warranties or covenants.

     . By Stallings, if there has been a material Breach of GNA's representations or warranties or covenants or the Board withdraws or modifies in a manner adverse to Stallings its approval of the transactions or the Stallings Purchase Agreement, or has adopted any resolution to effect any of the foregoing.

Series B Shares have the following features [Stallings Purchase Agreement Exhibit A]:

     .    Liquidation value of $1,000 per share, plus any unpaid dividends.

     . Dividends accrue at a compounded rate of 10% per annum for the first three years and 20% per annum thereafter, with a requirement that, after the first three years, GNA pay at least half of the dividend accruing each quarter as it accrues.

     . Convertible into a maximum of 1,333,334 shares of Common Stock at the Series B Conversion Price, subject to adjustment.

     . GNA may redeem after five years, and Stallings may require redemption after six years or in the event an unaffiliated person acquires beneficial ownership of more than 50% of the Common Stock, for liquidation value of $1,000 per share, plus unpaid dividends.

     . Entitled to one vote per share of Common Stock into which it is convertible and entitled to vote with the Common Stock on all matters (including the election of directors) submitted to shareholder vote and not entitled to vote separately as a class except with respect to an amendment to the articles of incorporation affecting the Series B Shares and where a class vote is required by law.

     Stallings also has entered into a Consulting Agreement filed as an exhibit to this Report. which becomes effective upon the approval by Bank One, N.A. of the transactions and pursuant to which he is to provide consulting services to GNA's insurance subsidiaries over the next five years. Among other things, Stallings is to provide strategic planning advice, including the analysis of the companies' performance in various sectors of their respective businesses, and recommendations for growth strategies and opportunities for new markets and products. Stallings is to receive $300,000 per annum for his services under the Consulting Agreement.

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     On February 26, 2001, GNA issued a press release announcing the transactions and GNA's anticipated quarterly earnings results. A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

     Descriptions of agreements contained herein are summaries only and are qualified in their entirety by reference to the terms of such agreements, which agreements or forms of which agreements are filed as exhibits hereto and incorporated herein by reference.

     ITEM 7.   Financial Statements and Exhibits.

          No financial statements or pro forma financial statements are required to be filed as a part of this report. The following is a list of exhibits filed as part of this Current Report on Form 8-K:

     EXHIBITS
     EXHIBIT NO.

     2.1 Securities Purchase Agreement dated as of February 26, 2001 between the Company and GMSP (including as exhibits the following: Exhibit A - form of Statement of Resolution Establishing and Designating Series C Redeemable Preferred Stock; Exhibit B - form of Redemption Notice in respect of the Series A Shares; Exhibit C -Example of Tangible Book Value Per Share of Common Stock Computation. (1)

     2.2 Securities Purchase Agreement dated as of February 26, 2001 between the Company and Stallings (including as exhibits the following:
          Exhibit A- form of Statement of Resolution Establishing and Designating Series B Convertible Redeemable Preferred Stock; Exhibit B - form of Common Stock Purchase Warrant; Exhibit C - Example of Tangible Book Value Per Share of Common Stock Computation. (1)

   99.15 Consulting Agreement dated as of February 26, 2001 between the Company and Stallings. (1)

   99.16 Fairness opinion dated February 26, 2001 of Keefe, Bruyette & Woods, Inc. addressed to the Special Committee. (1)

   99.17 Press Release by the Company dated February 27, 2001 announcing the Fourth Quarter and Total Year 2000 Results and Comprehensive Financial Restructuring Plan. (1)

          (1)  Filed herewith.

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GAINSCO, INC.



                                           BY:  /s/ GLENN W. ANDERSON
                                           _______________________________
                                           Glenn W. Anderson, President


     DATED:   March 2, 2001

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                                  GAINSCO, INC.

                                  EXHIBIT INDEX

     EXHIBIT                                                    SEQUENTIALLY
     EXHIBIT NO.                                                NUMBERED PAGE

     2.1 Securities Purchase Agreement dated as of February 26, 2001 between the Company and GMSP (including as exhibits the following: Exhibit A - form of Statement of Resolution Establishing and Designating Series C Redeemable Preferred Stock; Exhibit B - form of Redemption Notice in respect of the Series A Shares; Exhibit C -Example of Tangible Book Value Per Share of Common Stock Computation. (1)

     2.2 Securities Purchase Agreement dated as of February 26, 2001 between the Company and Stallings (including as exhibits the following:
          Exhibit A- form of Statement of Resolution Establishing and Designating Series B Convertible Redeemable Preferred Stock; Exhibit B - form of Common Stock Purchase Warrant; Exhibit C - Example of Tangible Book Value Per Share of Common Stock Computation. (1)

   99.15 Consulting Agreement dated as of February 26, 2001 between the Company and Stallings. (1)

   99.16 Fairness opinion dated February 26, 2001 of Keefe, Bruyette & Woods, Inc. addressed to the Special Committee. (1)

   99.17 Press Release by the Company dated February 27, 2001 announcing the Fourth Quarter and Total Year 2000 Results and Comprehensive Financial Restructuring Plan. (1)

          (1)  Filed herewith.



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